Exhibit 99.1
UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK

)
In re:		)
		)	Chapter 11
Calpine Corporation, et al.,		)
		)	Case No. 05-60200 (BRL)
	Debtors.	)	Jointly Administered
)

INTERIM ORDER PURSUANT TO 11 U.S.C. §§ 105, 362, 541 AND BANKRUPTCY RULE 3001 (A) ESTABLISHING
EFFECTIVE DATE FOR NOTICE AND SELL-DOWN PROCEDURES FOR TRADING IN CLAIMS AGAINST THE DEBTORS’
ESTATES AND (B) SCHEDULING HEARING ON THE FINAL ORDER

     Upon the motion, dated December 4, 2006 (the “Motion”), 1 of the above-captioned debtors and debtors in possession (collectively, the “Debtors”), for the entry of (a) an interim order (the “Interim Order”) establishing the effective date for notice and sell-down procedures for trading in claims against the Debtors’ estates and scheduling a hearing to approve an order (the “Final Order”) establishing notice and sell-down procedures for trading in claims against the Debtors’ estates, and (b) the Final Order establishing notice and sell-down procedures for trading in claims against the Debtors’ estates; and upon the Declaration of Scott J. Davido In Support Of The Motion; sworn to on December 4, 2006; and upon the Declaration of David P. Madden In Support Of The Motion; sworn to on November 30, 2006; it appearing that the relief requested is in the best interests of the Debtors’ estates, their creditors, and other parties in interest; it appearing that this Court has jurisdiction over this matter pursuant to 28 U.S.C. §§ 157 and 1334; it appearing that this proceeding is a core proceeding pursuant to 28 U.S.C. § 157(b)(2); it appearing that venue of this proceeding and the Motion in this District is proper pursuant to 28 U.S.C. §§ 1408 and 1409; notice of the Motion and the opportunity for a hearing on this Motion was appropriate under the particular

[1]	Capitalized terms not otherwise defined herein shall have the meanings given to such terms in the Motion.

circumstances and that no other or further notice need be given; and after due deliberation and good and sufficient cause appearing therefore, it is hereby ORDERED:
     1. The Motion, solely to the extent of the relief request for entry of an Interim Order, is approved.
     2. The hearing to consider approval of the Final Order shall be held on February 7, 2007 at 10:00 a.m. EST, before the Hon. Burton R. Lifland, United States Bankruptcy Judge, in Room 623 of the United States Bankruptcy Court for the Southern District of New York, One Bowling Green, New York, New York 10004-1408 (the “Final Hearing”).
     3. The “Interim Order Date” as defined in the Final Order (to the extent subsequently approved by this Court) shall be the date of entry of this Interim Order.
     4. Potential purchasers of claims against the Debtors are hereby deemed notified that, to the extent the Final Order is approved at the Final Hearing or thereafter, they may be subject to a required sell-down of any claims purchased after the Interim Order Date pursuant to the terms of the Final Order.
     5. The entry of this Interim Order shall in no way be deemed a determination of any kind that entry of the Final Order is necessary or warranted in these cases and this Court’s review of any request for entry of a Final Order shall be without regard to entry of the Interim Order, provided however, that, to the extent that a Final Order is entered, the Interim Order Date shall be December 6, 2006.
     6. The entry of this Interim Order shall in no way prejudice the rights of any party to oppose the entry of the Final Order, on any grounds, and all parties’ rights are expressly preserved hereby.
     7. Upon entry of this Interim Order, the Debtors shall file a copy of this Interim Order on Form 8-K with the SEC and shall serve a copy on each party, within 2 days of entering this Interim Order, who has previously identified itself to the Debtors as a

Substantial Claimholder and such other parties required to receive notice under Bankruptcy Rule 2002.
     8. Notwithstanding the possible applicability of Bankruptcy Rules 6004(g), 7062, 9014, or otherwise, the terms and conditions of this Interim Order shall be immediately effective and enforceable upon its entry.
     9. All time periods set forth in this Interim Order shall be calculated in accordance with Bankruptcy Rule 9006(a).
     10. The requirement set forth in Local Rule 9013-1(b) that any motion or other request for relief be accompanied by a memorandum of law is hereby deemed satisfied by the contents of the Motion or otherwise waived.
     11. To the extent that this Interim Order is inconsistent with any prior order or pleading with respect to the Motion in these Chapter 11 Cases, the terms of this Interim Order shall govern.
     12. The Court retains jurisdiction with respect to all matters arising from or related to the implementation of this Interim Order.

Dated:	December 6, 2006
New York, New York

/s/ Burton R. Lifland
United States Bankruptcy Judge

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